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                                                                  EXHIBIT 10.31

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         This AMENDED AND RESTATED EMPLOYMENT AGREEMENT is made and entered into as of May 13, 1999 (the "AGREEMENT"), between Musician's Friend, Inc., a Delaware corporation (the "COMPANY"), and Robert V. Eastman (the "EXECUTIVE"). This Agreement shall become effective concurrently with the occurrence of the "EFFECTIVE TIME" as such term is defined in that certain Agreement and Plan of Merger, dated as of May 13, 1999 by and among Guitar Center, Inc. ("PARENT"), EMIC Acquisition Corporation and the Company (the "MERGER AGREEMENT").

                                    RECITALS:

         A. This Agreement is a material inducement for Parent to enter into the transactions contemplated by the Merger Agreement.

         B. Upon the effectiveness of this Agreement, all prior employment agreements and related understandings between the Company and the Executive shall be terminated and replaced with this Agreement.

         C. Executive desires to render services to the Company upon the terms and subject to the conditions and other provisions set forth herein.

                                   AGREEMENT:

         In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.    EMPLOYMENT; EFFECT OF THIS AGREEMENT.

               (a) Upon the terms and subject to the conditions of this Agreement, effective as of the Effective Time, the Company shall employ the Executive, and the Executive accepts employment with the Company, for the period beginning on the Effective Time and ending as provided in paragraph 4 hereof (the "EMPLOYMENT PERIOD").

               (b) Upon the occurrence of the Effective Time, this Agreement shall constitute the sole agreement relating to the employment and compensation of Executive by the Company and shall supersede all prior agreements, arrangements and understandings of any sort whatsoever relating to services provided to the Company (including, without limitation, salary, bonus, perquisites, stock-based compensation and director's fees), each of which shall be deemed terminated without any liability to the Company except for (i) accrued but unpaid regular salary and (ii) unreimbursed business expenses as of the Effective Time.

         2.    POSITION AND DUTIES.

               (a) During the Employment Period, the Executive shall serve initially


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as the Chief Executive Officer of the Company and shall have the normal duties, responsibilities and authority of the Chief Executive Officer, or such other duties and responsibilities reasonably consistent therewith with the Company or any subsidiary, parent, affiliate or division of the Company ("AFFILIATES") as the Board of Directors ("BOARD") of the Company may request from time to time, subject to the power of the Board and the powers delegated to the Executive's superiors (if any) by the Board or the executive officers of Parent.

               (b) The Executive shall report to the Chairman of the Board of Parent, and the Executive shall devote his best efforts and substantially all of his business time, attention and energies (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Affiliates. The Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, and businesslike manner. Except with the prior written approval of the Board, Executive during the Employment Period will not (i) accept any other employment with a third party, (ii) serve on the board of directors or similar body of any other business entity or (iii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that in the reasonable determination of the Board is or may be competitive with, or that might place him in a competing position to or otherwise conflict with, that of the Company or any of its Affiliates.

               (c) Nothing contained herein shall limit the authority of the Board or executive officers of Parent to elect one or more officers of the Company with authority senior to that of Executive with respect to Executive's duties hereunder.

               (d) For purposes of this Agreement, "PERSON" shall be construed broadly and shall include, without limitation, an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a limited liability company and a governmental entity or any department or agency thereof.

         3.    BASE SALARY AND BENEFITS.

               (a) During the Employment Period, the Executive's base salary shall be $300,000 per annum or such higher rate as the Board (excluding the Executive if he should be a member of the Board at the time of such determination) may designate from time to time (the "BASE SALARY"), which salary shall be payable in such installments as is the policy of the Company with respect to its senior executive employees and shall be subject to Federal, state and local withholding and other payroll taxes. In addition, during the Employment Period, the Executive shall be entitled to participate in all employee benefit programs for which all executives of the Company are generally eligible and the Executive shall be eligible to participate in all insurance plans available generally to all executives of the Company.

               (b) In addition to the Base Salary, for each fiscal year ending during the Employment Period, Executive shall also be eligible to receive an annual bonus at the discretion of the Board of up to 50 percent of Base Salary.


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               (c)  The Company shall reimburse the Executive for all
reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documenting such expenses.

               (d) During the Employment Period, the Executive shall be entitled to four weeks paid vacation during each 12-month period worked, commencing on the date hereof.

         4.    TERM; SEVERANCE.

               (a) Unless renewed by the mutual agreement of the Company and the Executive, the Employment Period shall end on June 1, 2003 ("SCHEDULED TERMINATION DATE"); PROVIDED, HOWEVER, that (i) the Employment Period shall terminate prior to such date upon the Executive's resignation pursuant to
Section 4(f) hereof, or the death or Disability (as hereinafter defined) of Executive; and (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause. For purposes of this Agreement the term "DISABILITY" means any long-term disability or incapacity which (i) renders the Executive unable to substantially perform all of his duties hereunder for 180 days during any 365 day period or (ii) would reasonably be expected to render the Executive unable to substantially perform all of his duties for 180 days during any 365 day period, in each case as determined by the Board (excluding the Executive if he should be a member of the Board at the time of such determination) in its good faith judgment after seeking and reviewing advice from a qualified physician.

               (b) If the Employment Period is terminated by the Company without Cause or by the Executive with Reasonable Justification, the Executive shall be entitled to receive as severance the Base Salary and continuation of his medical benefits (or, if such continuation is not permitted by the Company's insurers beyond the Employment Period, an annual cash payment equal to the average premium the company pays to obtain health insurance for an employee), for the period beginning on the date of such termination and ending on the Scheduled Termination Date, unless the Executive has breached the provisions of this Agreement, in which case the provisions of paragraph 12(a)(iii) shall apply. For purposes of this Section 4(b), benefits will not include future participation in any bonus or equity incentive pool. Such severance payments will be made periodically in the same amounts and at the same intervals as the Base Salary and benefits (as applicable) were paid immediately prior to termination of employment. Executive shall have no duty to mitigate any damages which Executive may suffer as a result of such termination nor shall the severance benefits payable be reduced by any sums actually earned by Executive as a result of any other employment obtained by Executive during the original Employment Period.

               (c) If the Employment Period is terminated for any reason other than by the Company without Cause or by the Executive with Reasonable Justification, the Executive shall be entitled to receive only the Base Salary and then only to the extent such amount has


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accrued through the date of termination.

               (d) Except as otherwise expressly required by law (E.G., COBRA) or as specifically provided herein, all of the Executive's rights to salary, severance, benefits, bonuses and other amounts hereunder (if any) accruing after the termination of the Employment Period shall cease upon such termination. In the event that the Employment Period is terminated by the Company without Cause or by the Executive with Reasonable Justification, the Executive's sole and exclusive remedy shall be to receive the severance payments and benefits described in paragraph 4(b) hereof.

               (e) For purposes of this Agreement, "CAUSE" means (i) the failure by the Executive to perform such lawful duties consistent with Executive's position as are reasonably requested by the Board as documented in writing to the Executive notwithstanding written notice from the Board and the expiration of a twenty-one (21) day cure period, (ii) the Executive's neglect of his duties on a general basis (other than as a result of illness or disability), notwithstanding written notice of objection from the Board and the expiration of a twenty-one (21) day cure period, (iii) the commission by the Executive of any act of fraud, theft or criminal dishonesty with respect to the Company or any of its Affiliates, or the conviction of the Executive of any felony, (iv) the commission of any act involving moral turpitude which (A) brings the Company or any of its Affiliates into public disrepute or disgrace, or (B) causes material injury to the customer relations, operations or the business prospects of the Company or any of its Affiliates, and (v) material breach by the Executive of this Agreement, including, without limitation, any breach by the Executive of the provisions of paragraph 5, 6 or 7 hereof, not cured within twenty-one (21) days after written notice to Executive from the Board; PROVIDED, HOWEVER, that in the event of an intentional breach of the provisions of paragraph 5, 6 or 7 hereof, the Executive shall not have the opportunity to cure.

               (f) The Executive may, within ninety (90) days after giving written notice to the Company and the Company's failure to cure, voluntarily terminate employment with the Company upon any event giving rise to Reasonable Justification for such voluntary termination.

               (g)  For purposes of this Agreement, "REASONABLE
JUSTIFICATION" shall mean any voluntary termination by the Executive of his employment with the Company within ninety (90) days after the occurrence of any of the following events:

                    (i) the Executive is directed to perform an act that the Executive reasonably believes after consultation with counsel to be in contravention of law, or which the Executive reasonably believes would subject the Company and himself to material liability, despite his express written objection addressed to the Board with respect to such action;

                   (ii) there has been any material reduction in the nature or scope of Executive's responsibilities, or the Executive is assigned duties that are materially


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        inconsistent with his position (in each case, other than on a temporary basis);

                  (iii) there is any material reduction in the Executive's compensation or benefits (other than reductions in benefits that generally effect all employees entitled to such benefits ratably);

                   (iv) the Executive is required by the Company, after written objection by the Executive, to relocate his principal place of employment outside a radius of fifty miles from his place of employment immediately prior to such relocation; or

                    (v) there is a material failure, after written notice and an opportunity to cure of not less than twenty-one (21) days, by the Company to perform any of its obligations to the Executive under this Agreement.

               (h) Upon termination of the Employment Period for any reason, Executive shall be deemed to have resigned from all offices and directorships, if any, then held with the Company or any of its Affiliates.

         5.    NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION.

               (a) The Executive will not disclose to a third party or use for his personal benefit or for the benefit of a third party, at any time, either during the Employment Period or thereafter, any Confidential Information (as defined below) of which the Executive is on the date hereof or hereafter becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Executive's performance in good faith of duties assigned to the Executive by the Company. The Executive will take all reasonable and appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. The Executive shall deliver to the Company at the termination of the Employment Period or at any time the Company may request all memoranda, notes, plans, records, reports, computer files and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any of its Affiliates which the Executive may then possess or have under his control.

               (b) As used in this Agreement, the term "CONFIDENTIAL INFORMATION" means information that is not generally known to the public and that is used, developed or obtained by the Company or its Affiliates in connection with their business, including but not limited to (i) information, observations and data obtained by the Executive while employed by the Company (including those obtained prior to the date of this Agreement) concerning the business or affairs of the Company, (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi)


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inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Executive proposes to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

         6.    INVENTIONS AND PATENTS.

               (a) The Executive agrees that all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, tradenames, logos and all similar or related information (whether patentable or unpatentable) which relates to the Company's or any of its Affiliates' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Executive (whether or not during usual business hours and whether or not alone or in conjunction with any other person) while employed by the Company (including those conceived, developed or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, tradename and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing (collectively referred to herein as, the "WORK PRODUCT") belong to the Company or such Affiliate. The Executive will promptly disclose such Work Product as may be susceptible of such manner of communication to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company or any of its Affiliates in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product.

               (b) CALIFORNIA EMPLOYEE PATENT ACT NOTIFICATION. In accordance with Section 2872 of the California Employee Patent Act, West's Cal. Lab. Code Section 2870 et. seq., if applicable, Executive is hereby advised that paragraph 6(a) does not apply to any invention, new development or method (and all copies and tangible embodiments thereof) made solely by Executive for which no equipment, facility, material, Confidential Information or intellectual property of the Company or any of its Affiliates was used and which was developed entirely on Employee's own time; PROVIDED, HOWEVER, that paragraph 6(a) shall apply if the invention, new development or method (i) relates to the Company's or any of its Affiliates' actual or demonstrably anticipated businesses or research and development, or (ii) results from any work performed by Executive for the Company or any of its Affiliates.


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

     7.   NON-COMPETE AND NON-SOLICITATION.

          (a) The Executive acknowledges and agrees with the Company that during the course of the Executive's involvement and/or employment with, or ownership of options and/or common stock in, the Company, or Parent, as the case may be, such Executive has had and will continue to have the opportunity to develop relationships with existing employees, vendors, suppliers, customers and other business associates of the Company and its Affiliates which relationships constitute goodwill of the Company, and the Company would be irreparably damaged if the Executive were to take actions that would damage or misappropriate such goodwill. Accordingly, the Executive agrees as follows:

               (i) The Executive acknowledges that the Company and its Affiliates currently conduct business throughout the United States, including without limitation the areas listed on Exhibit A attached hereto (the "TERRITORY"). Accordingly, during the period commencing on the date hereof and ending on the later of (x) the termination of the Employment Period or (y) if the Executive was terminated without Cause or resigns with Reasonable Justification, on or before the third anniversary of the Commencement Date (such period is referred to herein as the "NON-COMPETE PERIOD"), the Executive shall not, directly or indirectly, enter into, engage in, assist, give or lend funds to or otherwise finance, be employed by or consult with, or have a financial or other interest in, any business which engages in selling at retail (including, without limitation, through retail stores, by phone, by mail, by catalog or by Internet or other means of electronic commerce) musical instruments, pro-audio equipment or related accessories within the Territory (the "LINE OF BUSINESS"), whether for or by himself or as a representative for any other Person.

              (ii) Notwithstanding the foregoing, the aggregate ownership by the Executive of no more than two percent (on a fully-diluted basis) of the outstanding equity securities of any entity, which securities are traded on a national or foreign securities exchange, quoted on the Nasdaq Stock Market or other automated quotation system, and which entity competes with the Company (or any part thereof) within the Territory, shall not (by itself) be deemed to be giving or lending funds to, otherwise financing or having a financial interest in a competitor. In the event that any entity in which the Executive has any financial or other interest directly or indirectly enters into the Line of Business during the Non-Compete Period, the Executive shall divest all of his interest (other than any amount permitted to be held pursuant to the first sentence of this Section 7(a)(ii)) in such entity within thirty
     (30) days after learning that such entity has entered the Line of Business.

             (iii) The Executive covenants and agrees that during the Non-Compete Period, the Executive will not, directly or indirectly, either for himself or for any other person or entity, solicit any employee of the Company (other than such Executive's personal assistant or secretary) or any Subsidiary to terminate his or her employment with the Company or any Subsidiary or employ any such individual during


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     his or her employment with the Company or any Subsidiary and for a period of six months after such individual terminates his or her employment with the Company or any Subsidiary.

          (b) The Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company or holder of common stock of Parent and as otherwise provided hereunder to clearly justify such restrictions which, in any event (given his education, skills and ability), the Executive does not believe would prevent him from otherwise earning a living. Executive also acknowledges that, in connection with the closing of the transactions contemplated by the Merger Agreement, Parent acquired all of the equity interests in the Company, including any previously held directly or indirectly by Executive.

         (c) The provisions of this Section 7 shall terminate in the event the Company fails to make any payments required by Section 4(b) and such failure remains uncured for a period equal to at least thirty (30) days after written notice of such event from Executive.

     8. EMPLOYMENT AT-WILL. Subject to the termination obligations, if any, provided for in this Agreement, Executive hereby agrees that the Company may dismiss him and terminate his employment with the Company without regard to (i) any general or specific policies (whether written or oral) of the Company relating to the employment or termination of its employees, or (ii) any statements made to Executive, whether made orally or contained in any document, pertaining to Executive's relationship with the Company, or (iii) assignment of Cause by the Executive. Inclusion under any benefit plan or compensation arrangement will not give the Executive any right or claim to any benefit hereunder except to the extent such right has become fixed under the express terms of this Agreement.

     9. INSURANCE. The Company may, for its own benefit, maintain "keyman" life and disability insurance policies covering the Executive, provided the same does not prevent Executive from obtaining reasonable amounts of insurance for his family or estate planning needs. The Executive will cooperate with the Company and provide such information or other assistance as the Company may reasonably request in connection with the Company obtaining and maintaining such policies.

     10. EXECUTIVE REPRESENTATION. The Executive hereby represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject, (b) the Executive is not a party to or bound by any employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other person or entity and (c) upon the execution and delivery of this Agreement by the Company and the Executive, this Agreement will be a valid and binding obligation of the Executive, enforceable in accordance with its terms. EXECUTIVE

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REPRESENTS AND AGREES THAT HE FULLY UNDERSTANDS HIS RIGHT TO DISCUSS ALL
ASPECTS OF THIS AGREEMENT WITH HIS PRIVATE ATTORNEY, AND THAT TO THE EXTENT, IF ANY, THAT HE DESIRED, HE AVAILED HIMSELF OF SUCH RIGHT. EXECUTIVE FURTHER REPRESENTS THAT HE HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THIS AGREEMENT, THAT HE IS COMPETENT TO EXECUTE THIS AGREEMENT, THAT HIS AGREEMENT TO EXECUTE THIS AGREEMENT HAS NOT BEEN OBTAINED BY ANY DURESS AND THAT HE FREELY AND VOLUNTARILY ENTERS INTO IT, AND THAT HE HAS READ THIS DOCUMENT IN ITS ENTIRETY AND FULLY UNDERSTANDS THE MEANING, INTENT AND CONSEQUENCES OF THIS DOCUMENT.

     11. NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be delivered personally to the recipient, delivered by United States Post Office mail (postage prepaid and return receipt requested), telecopied to the intended recipient at the number set forth therefor below (with hard copy to follow), or sent to the recipient by reputable express courier service (charges prepaid) and addressed to the intended recipient as set forth below:

     If to the Company, to:

          Musician's Friend, Inc.
          931 Chevy Drive
          Medford, Oregon 97504
          Attention: Board of Directors
          Telecopier: (541) 776-1230

          with a copy to:

          Guitar Center, Inc.
          5155 Clareton Drive
          Agoura Hills, California 91362
          Attention: Chief Executive Officer
          Telephone:  (818) 735-8800
          Telecopier: (818) 735-8833

     If to the Executive, to the address noted on the signature page of this Agreement.

or such other address as the recipient party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall deemed to have been delivered and received (a) when delivered, if personally delivered, sent by telecopier or sent by overnight courier, and (b) on the fifth business day following the date posted, if sent by mail.

     12.  GENERAL PROVISIONS.

          (a)  SEVERABILITY/ENFORCEMENT.


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               (i)  It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Without limiting the generality of the preceding sentence, if at the time of enforcement of paragraph 5, 6 or 7 of this Agreement, a court holds that the restrictions stated therein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the failure of all or any of such provisions to be enforceable shall not impair or affect the obligations of the Company to pay compensation or severance obligations under this Agreement.

              (ii) Because the Executive's services are unique and because the Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement by the Executive. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

             (iii) In addition to the foregoing, and not in any way in limitation thereof, or in limitation of any right or remedy otherwise available to the Company, if the Executive materially violates any provision of paragraph 5, 6 or 7 (and such violation, if unintentional on the part of the Executive, continues for a period of twenty-one (21) days following receipt of written notice from the Company), any severance payments then or thereafter due from the Company to the Executive may be terminated forthwith and upon such election by the Company, the Company's obligation to pay and the Executive's right to receive such severance payments shall terminate and be of no further force or effect. The Executive's obligations under paragraphs 5, 6 or 7 of this Agreement shall not be limited or affected by, and such provisions shall remain in full force and effect notwithstanding the termination of any severance payments by the Company in accordance with this paragraph 12(a)(iii). The exercise of the right to terminate such payments shall not be deemed to be an election of remedies by the Company and shall not in any manner modify, limit or preclude the Company from exercising any other rights or seeking any other remedies available to it at law or in


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     equity.

         (b) COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and all other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         (c) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive and the Company and their respective successors, assigns, heirs, representatives and estate; PROVIDED, HOWEVER, that the rights and obligations of the Executive under this Agreement shall not be assigned without the prior written consent of the Company.

         (d) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF OREGON WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF OREGON TO BE APPLIED.

         (e)  JURISDICTION, ETC.

               (i) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Oregon State court or Federal court of the United States of America sitting in the State of Oregon, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Oregon State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

              (ii) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any Oregon State or Federal court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

             (iii)  The Company and the Executive further agree that the


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

     mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

         (f) AMENDMENT AND WAIVER. The provisions of this Agreement may be amended and waived only by a written instrument executed by the Company and Executive which makes express reference to this Agreement and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

         (g) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

         (h) HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (i) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         (j) CONSTRUCTION. The parties participated jointly in the negotiation and drafting of this Agreement and the language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, then this Agreement will accordingly be construed as drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

                            (Signature Page Follows)


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

         IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

                                       MUSICIAN'S FRIEND, INC.



                                       By:____________________________________
                                           Authorized Signatory



                                       EXECUTIVE



                                       _______________________________________
                                           Robert V. Eastman



ADDRESS FOR NOTICE:


_____________________________

_____________________________

_____________________________


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

                                                                     EXHIBIT A

                                    TERRITORY

RETAIL STORES:

ARIZONA:
Phoenix metropolitan area

CALIFORNIA:
Los Angeles County metropolitan areas
Orange County metropolitan areas
San Diego County metropolitan areas
San Francisco/Alameda/Contra Costa/Marin/San Mateo/Santa Clara
         County metropolitan areas
San Bernardino/Riverside County metropolitan area

COLORADO:
Denver metropolitan area

CONNECTICUT:
Hartfort metropolitan area

FLORIDA:
Miami metropolitan area
Ft. Lauderdale/Hollywood metropolitan area

GEORGIA:
Atlanta/Marietta metropolitan area

ILLINOIS:
Chicago metropolitan area

LOUISIANA:
New Orleans metropolitan area

MARYLAND:
Baltimore metropolitan area

MASSACHUSETTS:
Boston metropolitan area

MICHIGAN:
Detroit metropolitan area

MINNESOTA:
Minneapolis/St. Paul metropolitan area


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

MISSOURI:
St Louis metropolitan area

NEVADA:
Las Vegas metropolitan area

NEW JERSEY:
Newark metropolitan area

NEW YORK:
New York City metropolitan and tri-state area

OHIO:
Cleveland metropolitan area
Cincinnati metropolitan area

OREGON:
Medford metropolitan area
Eugene metropolitan area

TENNESSEE:
Knoxville metropolitan area

TEXAS:
Dallas/Ft. Worth metropolitan area
Houston metropolitan area

UTAH:
Salt Lake City metropolitan area

VIRGINIA:
Fairfax County, Washington, D.C. metropolitan area

WASHINGTON:
Seattle metropolitan area.


CATALOG AND ELECTRONIC COMMERCE:

The United States of America


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